CERTIFICATIONS

I, Anthony Ghoston, certify that:

1. I have reviewed this report on Form N-CSR of Unified Series Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 30, 2005

/s/ Anthony Ghoston

Anthony Ghoston, President

I, Freddie Jacobs, Jr., certify that:

1. I have reviewed this report on Form N-CSR of Unified Series Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal half-year (the registrant’s second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 30, 2005

/s/ Freddie Jacobs, Jr.
Freddie Jacobs, Jr., Chief Financial Officer and Treasurer

- service as a director on the board of any public company;
- the receipt of any non-nominal gifts;
- the receipt of any entertainment from any company with which a Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any questions of impropriety;
- any ownership interest in, or any consulting or employment relationship with, any Company's service providers, other than its principal underwriter, administrator or any affiliated person thereof; and
- a direct or indirect financial interest in commissions, transaction charges, soft dollar credits or spreads paid by a Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. Disclosure and Compliance

- Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to each Company.
- Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about a Company to others, whether within or outside the Company, including to the Company's directors and auditors, and to governmental regulators and self-regulatory organizations.
- Each Covered Officer should, to the extent appropriate within the Covered Officer's area of responsibility, consult with other officers and employees of each Company and of the advisers or the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company.
- It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. Reporting and Accountability

Each Covered Officer must:

- upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read, and understands this Code;
- annually thereafter affirm to the Board that the Covered Officer has complied with the requirements of this Code;

- not retaliate against any other Covered Officer or any employee of a Company or their affiliated persons for reports of potential violations that are made in good faith; and
- notify the Compliance Officer promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee (the "Committee"), which will make recommendations to the Board.

Each Company will follow these procedures in investigating and enforcing this Code:

- the Compliance Officer for the Company will take all appropriate action to investigate any potential violations reported to the Compliance Officer;
- the Compliance Officer will review with the outside legal counsel to the Company the findings and conclusions of such investigation;
- if, after such investigation and review, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;
- any matter that the Compliance Officer believes is a violation will be reported to the Committee;
- if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures (including changes to this Code); notification of the violation to appropriate personnel of the investment adviser or the administrator or its board; or a recommendation to take disciplinary action against the Covered Officer, which may include, without limitation, dismissal;
- the Board will be responsible for granting waivers, as appropriate; and
- any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules on Form N-CSR.

V. Other Policies and Procedures

This Code shall be the sole code of ethics adopted by each Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Each Company's and its investment advisers' and underwriters codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI. Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII. Confidentiality

To the extent possible, all records, reports and other information prepared, maintained or acquired pursuant to this Code will be treated as confidential, it being understood that it may be necessary or advisable, that certain matters be disclosed to third parties (*e.g.*, to the board of directors or officers of the adviser or the administrator).

VIII. Internal Use

This Code is intended solely for the internal use by each Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

Adopted July 21, 2003